Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 9, 2004, in the Amendment No. 5 to the Registration Statement (Form S-1 No. 333-119875) and related Prospectus of Opinion Research Corporation for the registration of 4,250,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
April 28, 2005